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                                                                    EXHIBIT 10.1

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT; SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SEC


                        AMENDED EQUIPMENT SALE AGREEMENT

        This Amended Equipment Sale Agreement (the "Amended Agreement"or the "Agreement"), effective July 1, 1999, is entered into by and between AGI Distribution , Inc., dba Acres Gaming, having a place of business at 7115 Amigo Street, Suite 150, Las Vegas, Nevada 89119 ("Acres") and Detroit Entertainment, L.L.C. dba MotorCity Casino having a place of business at 1922 Cass, Detroit, MI 48226 ("Customer").

        Customer and Acres entered into an Equipment Sale Agreement with an effective date of June 30, 1999 (the "Original Agreement") and now desire to amend that Equipment Sale Agreement. Accordingly, Acres and Customer hereby agree as follows:

0.  BACKGROUND

        Customer desires to engage Acres to provide a turn-key state of the art networked gaming, bonusing, slot accounting, and player tracking system (the "System") at the MotorCity Casino, located temporarily at 2901 Grand River, Detroit, MI 48201 (the "Casino Location") and probably a permanent site to be selected at a later date (the "Permanent Site") and to provide such professional services as may be appropriate ancillary thereto. Acres agrees to provide Customer with such a System at the Casino Location and to perform such ancillary professional services exercising the utmost skill, care and diligence. Accordingly, the parties agree as follows:

1.  DEFINITIONS

- "Customer Acceptance" shall mean that the System in its entirety has passed, to Customer's reasonable satisfaction, the Final Acceptance Test and generates all reports Customer requires (samples of each such report being attached as Schedules A and B to Exhibit A).

-   "Final Acceptance Test" has the meaning as set forth in Section 6(b).

-   "Functional Requirements" has the meaning as set forth in Section 2(d).

- "Game Hardware Kits" means the components necessary to integrate Games into the System, namely, a player tracking card reader, a bonus button, a fluro flasher, a keypad, a VFD display, a location identifier, harness cabling, internal game electronics, and a sufficient number of bank controllers for operation of the System.



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-   "Games" means the gaming machines, including, but not limited to, slot machines and video poker machines, to be used by Customer at the Casino Location.

-   "Initial Acceptance Test" has the meaning as set forth in Section 6(b).

-   "MGCB" means the Michigan Gaming Control Board.

- "MCGB Acceptance" means acceptance by MGCB of the System as installed and operational such that Customer may "go live" at the Casino Location, utilizing all features of the System, including without limitation of the foregoing, the Progressives/Lucky Coin(TM) software modules.

- "Opening Day" means the date upon which the Casino Location is opened to the public for gaming and other commercial activities, which Customer anticipates will be December 14, 1999.

- "Receipt" means the physical receipt of hardware or software by Customer or Customer's agents or vendors, including manufacturers, to which Acres ships Game Hardware Kits pursuant to Customer's request.


2.   ACRES SUPPLIED PRODUCTS

        (a) Hardware and Software. Acres, having already supplied the Game Hardware Kits, will supply the additional hardware, the software, installation and training set forth in Exhibit J. Acres will perform all work and supply any needed databases, communication, protocols, information/data, etc. to Customer and/or other vendors to enable the System to interface with the Mikohn Pit Track, Info Genesis and Spintek systems selected by Customer for use at the Casino Location.

        (b) Functional Requirements. Attached hereto as Exhibit D is a System functional requirement specification which generally describes functional and operational performance criteria for the System, namely: (i) System structure and configuration to assure real time processing; (ii) data storage schemes;
(iii) System parameters; (iv) accounting processes; (v) analysis functions and reports; (vi) slot floor configuration management; (vii) bonusing configuration and operation; (viii) player tracking interfaces and operation; (ix) interfaces with Mikohn Pit Track, Info Genesis and Spintek Accusystem; (x) System related slot floor operations; and (xi) conformity to UL requirements.

        (c) Customer Hardware. Customer shall provide, install, and commission:
(i) an Ethernet datapoint connection for each bank controller, bonus server, and configuration workstation location; (ii) all computers and terminals, except those listed in (a) above, necessary for System operation; (iii) category 5 network cables from each bank of Games to each location of the



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corresponding bank controller, including furnishing hubs and terminations for all such cables; (iv) report printer, slip printers, fill/jackpot terminals and card readers, and radio paging system; and all hardware necessary to accommodate the installation of Game Hardware Kits. All Customer hardware shall be as specified in Exhibit E or as otherwise agreed to by Acres. Except as set forth herein, Customer shall have no other obligation to provide any component of the System.

3.  PRICE AND PAYMENT TERMS

        (a) Payment Schedule. Customer shall pay Acres a total sum of Four Million Six Hundred Fifty Five Thousand Four Hundred Ninety Dollars ($4,655,490) plus applicable taxes, according to the following schedule:

- $3,350,700 plus applicable taxes, which Customer already paid Acres in connection with the execution of the Original Agreement.

- $674,070 plus applicable taxes, payable within ten (10) days following MGCB Acceptance.

- $630,720 plus applicable taxes payable within 10 days of Customer Acceptance of the System, including, without limitation of the foregoing, the Progressives/Lucky Coin(TM) software modules, and; (b) confirmation of escrow of all applicable source code software, documentation and compiling information.

        (b) Taxes. Customer is responsible for all sales, gaming, and other taxes or governmental fees associated with the purchase, installation, and operation of the System.

        (c) Travel. Customer shall reimburse Acres for all actual, reasonable travel expenses outside the Las Vegas metro area required for the delivery, installation, training, and testing of the System. Invoices for reimbursable travel will be due within 10 days of Customer's receipt of the invoice.

        (d) Shipping. All items shipped by Acres to Customer will be shipped FOB Casino Location or other location designated by Customer.

4.  ACRES RESPONSIBILITIES

        (a) Acres will perform its obligations under this Agreement, including without limitation of the foregoing, providing all the Acres-provided hardware and software comprising the System and timely perform all functions necessary for the delivery, installation, training, and testing of the System well in advance of the Opening Day, so that the System can be effectively operated and MGCB Acceptance can occur by Opening Day, provided that Customer has installed the Games, provided access to the casino floor, and adequate electric power for computer operation, for a reasonable period prior thereto.

        (b) Acres will fully submit the System for MGCB Acceptance.



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        (c) Acres will timely supply all Game manufacturers designated by
Customer on Exhibit F with all System information and Game Hardware Kits they require to equip the Games to be compliant with System requirements.

5.  CUSTOMER RESPONSIBILITIES

        (a) Customer will use its best good faith efforts to support Acres in interfacing and coordinating with the MGCB and Customer's suppliers and contractors who may affect Acres' ability to perform under this Agreement.

        (b) Customer will require Game manufacturers to install Game Hardware Kits provided by Acres or Customer will install such kits.

        (c) Customer will require Game manufacturers to provide Games which are compliant with the SAS3 or SAS4 communication protocol for accounting, security and player tracking and SAS4 communication protocol for machines utilizing bonusing, such as Return Play(TM), Point Play(TM), Xtra Credit(TM), Personal Progressive(R), and Lucky Coin(TM).

6.  INSTALLATION AND ACCEPTANCE TESTING

        (a) Installation. Acres shall arrange for delivery of the System components to the Casino Location or the Games manufacturers as necessary. At no additional charge to Customer, Acres shall deliver, install and supervise installation of the System in good working order, including testing and verifying that all components of the System have been successfully installed. Customer and Acres shall cooperate fully with each other with respect to such delivery and installation.

    (b) Acceptance Testing. Acceptance testing of the System will be performed at the Casino Location. The System will be deemed accepted when MGCB Acceptance has occurred and the System as a whole has successfully satisfied, to the Customer's reasonable satisfaction, the acceptance criteria in accordance with the procedures defined in the Initial Acceptance Test set forth in Exhibit A and the Final Acceptance Test set forth in Exhibit B and the System as a whole is otherwise of good and merchantable quality and fit for Customer's needs. Acceptance testing will be performed utilizing the actual hardware and software systems. Acres shall supply Customer and Customer shall be entitled to modify the Acceptance Testing criteria. Acceptance Testing criteria is attached hereto with Exhibits A and B.

7.  ACRES INTELLECTUAL PROPERTY RIGHTS

        Customer acknowledges that the computer programs, system protocols, system documentation manuals, and trademarks supplied by Acres to Customer are the property of Acres, and agrees to execute the software and trademark license agreements (attached as Exhibits G & H). Acres agrees to license Customer to use Acres-developed interfaces at other sites upon execution of an appropriate software license and payment to Acres of the license fees set forth in Exhibit J for each Customer location where such interface is applicable, provided, however, that



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Customer need not pay any such fees or execute any other agreement in connnection with Customer opening or operating the Permanent Site.

        Acres represents and warrants that the license agreements attached as Exhibits G & H license to Customer all programs, protocols, copyrights, trademarks, software codes, trade secrets, and patents concerning the System and except for those items set forth in those licensing agreements, Acres claims no ownership in any other copyrights, patents, trademarks, software codes or trade secrets for the System.

8.  SOURCE CODE ESCROW

        Not later than Customer Acceptance, Acres shall place the Acres Software source code in escrow for Customer's use in accordance with the Source Code Escrow Agreement attached as Exhibit C.

9.  WARRANTY

        ACRES WARRANTS THAT FOR A PERIOD OF TWELVE (12) MONTHS FOLLOWING "GO LIVE", THE SYSTEM, INCLUDING WITHOUT LIMITATION OF THE FOREGOING, THE SOFTWARE LICENSED AND HARDWARE PROVIDED UNDER THE ORIGINAL AGREEMENT AS MODIFIED BY THIS AMENDED AGREEMENT WILL BE FREE FROM DEFECTS AND IN GOOD WORKING ORDER. IN THE EVENT OF A DEFECT, ACRES EXPEDITIOUSLY WILL RESTORE THE HARDWARE OR SOFTWARE, WHICHEVER APPLIES, TO GOOD WORKING CONDITION BY ADJUSTMENT, REPAIR OR REPLACEMENT, AT ACRES' OPTION. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NO AFFIRMATION OF FACT, INCLUDING BUT NOT LIMITED TO STATEMENTS REGARDING SUITABILITY FOR USE OR PERFORMANCE OF THE SOFTWARE SHALL BE DEEMED TO BE A WARRANTY OR GUARANTY OF LICENSOR FOR ANY PURPOSE. ANY UNAUTHORIZED MODIFICATION, ALTERATION, OR REVISION OF ALL OR ANY PORTION OF THE SOFTWARE WHICH IS THE SUBJECT OF THIS AGREEMENT SHALL CAUSE THE WARRANTY DESCRIBED IN THIS PARAGRAPH TO BE NULL AND VOID.

        (b) System Features. A condition of this Agreement shall be that the System as installed by Acres will only display pre-programmed bonus amounts which will range between the parameters established by Customer but not in excess of $15,000 (except for the Lucky Coin bonus which is $1,000,000), unless any increase above that limit is initiated and approved by two independent departments, using assigned passwords and other security measures and no Bonus will display outside of its Bonus group. The Bonus feature will not be designed or installed in such a manner as to allow the display of bonus and/or pay-out information while the System is malfunctioning or a Game to which it is installed is exhibiting a coin-in or Jackpot/win signal malfunction. Acres covenants that the only Game malfunctions which could affect the Bonus



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feature are the coin-in and Jackpot/win signals. The System will not be capable of sending any data/information, etc. to a Game, whether the System is functioning properly or malfunctioning, which will change the Game outcome or display erroneous pay-out information.

10. SUPPLEMENTAL REMEDIES

        In the event that any of Acres' hardware or software does not substantially conform to specifications or representations set forth in this Agreement, is not suitable for use at the Casino Location, not timely delivered, installed or tested, or the occurrence of any other act or omission of Acres which is likely to result in the System not being ready by Opening Day, in addition to other rights and remedies available to Customer at law or equity, Customer may elect to: (1) receive a refund of payments made provided Customer returns all software and hardware to Acres; or (2) retain all hardware and software supplied by Acres and have Acres procure and provide suitable alternative hardware or software, including but not limited to, obtaining all required approvals, consents, licenses, etc. to enable Customer to operate a substantially functional System at the Casino Location.

11.  LIMITATION OF LIABILITY

        In no event shall Acres' liability for Customer's damages exceed the total payment to be received by Acres pursuant to Section 3(a).

12.  TITLE AND SECURITY INTEREST

        Title to the System shall vest in Customer upon Customer Acceptance of the System and components therefor at the Casino Location. Customer shall keep the System in good order and repair until the purchase price has been paid in full and shall promptly pay all taxes and assessments based upon the purchase or use of the System excluding taxes on Acres' income. Acres shall retain a security interest in the System until all monies due hereunder are paid in full. Customer shall execute, upon request of Acres, financing statements deemed necessary or desirable by Acres to perfect its security interest in the System, but such security interests shall be subordinate to Customer's entitlement to the software modules and hardware should Acres default. Customer authorizes Acres to file a copy of this security agreement or a financing statement in order to perfect Acres' security interest. A financing statement may be filed without Customer's signature on the basis of this security agreement where allowed by law.

13.  INDEMNITY

        (a) Acres at its own expense, with counsel acceptable to Customer, will defend, indemnify and hold Customer harmless in any action brought against Customer to the extent that it is based on a claim that all or part of the System used within the scope of this Agreement infringes any patents, copyrights, license or other property right, provided that Acres is promptly notified in writing of such claim. Acres shall have the right to control the defense of all such claims, lawsuits



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and other proceedings. In no event shall Customer settle any such claim, lawsuit or proceeding without Acres' prior written approval.

        (b) If, as a result of any claim of infringement against any patent, copyright, license or other property right, Acres or Customer are enjoined from using all or part of the System, or if Acres believes that all or part of the System is likely to become the subject of a claim of infringement, Acres at its option and expense may procure the right for Customer to continue to use the System, or replace or modify the System with components of equal quality and function so as to make it non-infringing. The foregoing Subsections (a) and (b) state the entire liability of Acres with respect to infringement of any license, property rights, copyrights or patents by the System or any parts thereof.

        (c) Acres shall not be liable for any infringement or claim based upon use of the System in combination with other equipment not contemplated by this Agreement or with software not supplied by Acres or modifications made by Customer and not authorized by Acres.

        (d) Acres will defend (with counsel acceptable to Customer), indemnify and hold Customer harmless from and against any claims, demands, liabilities or judgments resulting from a malfunction of all or part of the System, hardware or software because of design or manufacturing defects or otherwise attributable to Acres' acts or omissions. Customer will defend, indemnify and hold Acres harmless from and against any claims, demands, liabilities or judgments resulting from Customer's breach of this Agreement, negligence in operation of the System or otherwise attributable to Customer's acts or omissions.

14.  GENERAL PROVISIONS

        (a) Force Majeure. Neither party shall be responsible for any failure to perform or delay in performing any of its obligations hereunder where and to the extent that such failure or delay results from a force majeure event, meaning: strike, boycott, lockout or other labor trouble; storm, fire, earthquake or other Act of God; riot, civil disturbance, or any act of war or of the public enemy; shortage, unavailability or disruption in the supply of electrical or other utility service; or any other cause or contingency beyond the control of the applicable party, but only during such time as such party is unable due to a specified reason herein to perform its obligations hereunder. Licensing delays shall not be considered a force majeure event.

        (b) Attorneys' Fees. If either party brings any legal action or other proceeding for breach of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs.

        (c) Divisibility. If any provision of this Agreement is found to be prohibited by law and invalid, or for any other reason if any provision is held to be unenforceable, in whole or in part, such provision shall be ineffective to the extent of the prohibition or unenforceability without invalidating or having any other adverse effect upon any other provision of this Agreement.



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        (d) Licensing. Acres warrants that it holds all requisite licenses, permits and/or approvals required for it to perform all of its obligations hereunder and shall comply with all applicable codes, laws, ordinances, approvals, rules and regulations. Acres understands and acknowledges that this Agreement, at Customer's discretion, may be subject to Acres and its principals to being found suitable by Customer's and/or Mandalay Resort Group's Compliance Committee. Notwithstanding any other provision in this Agreement to the contrary, Customer or Mandalay Resort Group, as applicable, may terminate this Agreement without further obligation or liability to Acres if, in the judgment of its Compliance Committee, the relationship with Acres or Acres' principals could negatively impact its business or the business of any subsidiary. Attached hereto and incorporated herein as Exhibit I is Standard Michigan Language.

        (e) Entire Agreement. This Amended Agreement, including the documents and the instruments referred to herein and the Original Agreement, together constitute the entire agreement between the parties relating to the subject matter of those agreements and supersede all prior or contemporaneous negotiations or agreements, whether oral or written, relating to the subject matter hereof. No extension, modification or amendment of this Amended Agreement shall be binding upon a party unless such extension, modification or amendment is set forth in a written instrument, which is executed and delivered on behalf of such party.

        (f) Counterparts/facsimile. The Amended Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute a single Agreement. Each party may rely upon the facsimile signature of the other.

The parties hereto have duly executed this Agreement as of the date first written above.

AGI DISTRIBUTION, INC.                       DETROIT ENTERTAINMENT, L.L.C.

By: _______________________________          By: _______________________________

Title:_____________________________          Title:_____________________________

Date:______________________________          Date:______________________________



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                                    EXHIBIT A
                             INITIAL ACCEPTANCE TEST

The Initial Acceptance Test will confirm all slot system network operations and connectivity to each gaming machine to be part of the opening configuration of the casino as well as proper System accounting and reporting. Acres will commence Initial Acceptance Testing on the first date that Customer's facilities are suitable for testing.

Passing each test as set forth in the following testing program after the System is installed in its entirety (exclusive of Game Hardware Kits for Games not yet installed on the Casino Location floor) shall constitute satisfaction of the Initial Acceptance Test.

Prerequisites for the Test are as follows:

a. At least 30% of the slot machines are installed and configured on the Casino Location floor and are connected to the System.

b. At least 30% of the bank controllers are installed on the Casino Location floor and connected to the System.

c. The slot system database server, translator, concentrator, configuration work station and at least one bonus server is operating at the Casino Location. Depending upon the availability and access to the computer room this equipment may be installed at a temporary location.

d. At least 30% of the fill jackpot terminals are installed and operating on the Casino Location floor. Depending upon the availability and access to change booths this equipment may be installed in a temporary location.

e. At least 10% of the overhead meters and displays are installed on the Casino Location floor and connected to the System.

f.      Compliance with all representations and requirements.

The tests to be conducted will cover operation aspects of the gaming machines and System and will indicate the functional performance of the System. Testing will be structured in such a way that proper operation of the System and its components can be observed and verified, as follows:

1.      Initial Game Connection Test
        The purpose of these tests is to ensure that the System can communicate with each game type and that accounting and event data is properly transmitted through the System. The tests and expected results are as follows:

        a.     On-line test
               Each game type will be configured on the slot system and then "brought on line". On-line status will be confirmed by displaying the player tracking normal "attract" message.



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        b.     Event Test
               A standard event sequence test will be performed at the slot machine to confirm proper detection and reporting of the following events:
               -    Unauthorized Main Door open/close
               -    Authorized Main Door open/close
               -    Unauthorized Drop Door open/close
               -    Authorized Drop Door open/close
               -    Unauthorized Bill Stacker Door open/close
               -    Authorized Bill Stacker Door open/close
               -    Power on/off
               -    Card in/out

        c.     Machine Accounting Data Test
               A standard accounting meter test will be performed whereby coins and/or bills are played in machines and verified against the System collected meters. The test will include inserting coins and/or bills, playing games, collecting money and the payment of bonus prizes to the game.

               Meter reconciliation will be performed for Coin In, Coin Out, Games played, and Bonuses In.

2.      Bonus Configuration and Operation
        Once games have passed the initial connection tests the testing will enter the Bonus Configuration and operation phase. Bonus configuration will be set up to emulate the actual operational parameters and controlled testing will confirm the proper operation of each game type during bonusing, including:
        -    accurate pool incrementation
        -    receipt of bonus payments
        -    receipt of celebration payments
        -    handpay lock up conditions

        Bonus configurations will also be changed during the test to simulate actual operational circumstances such as adding machines, retiring machines, changing pool increment rates, changing pool values.

        The bonusing tests will also confirm proper operation of overhead displays and sound systems associated with the bonus configurations.

3.      Fill/Jackpot System Tests
        Fill/Jackpots are an important element of the slot floor operation. Testing will be conducted to confirm proper operation of the fill/jackpot system including:
        -    fills
        -    handpay jackpots



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        -    cancel credits
        -    short pays
        -    supervisor overrides
        -    voids
        -    manual entry

        The expected results of this testing phase are proper operation of the fill/jackpot terminal, accurate fill/jackpot slips, reconciliation with system held transactions and proper entry and auditability of manual transactions.

4.      System Accounting and Reporting
        The System accounting and reporting tests will be conducted by simulating a number of casino trading days and verifying proper and accurate recording of transactions and reports.

        The test will include:
        -    coin drop
        -    note drop
        -    meter reconciliations and adjustments
        -    report production
        -    variance reporting
        -    work order production and tracking
        -    machine moves-including retirement/addition/configuration changes

        The System will generate accounting reports substantially of the form as set forth in Schedule A.

5.      System Player Tracking
        The System player tracking tests will be conducted by simulating a number of player sessions, enrollments and redemptions and verifying proper and accurate recording of transactions and reports.

        The test will include:
        -    enroll a player
        -    accumulate points from slot coin-in
        -    accumulate comp value from slot theoretical win
        -    accumulate points from table theoretical win
        -    track slot and table games play
        -    issue and account for complimentary items
        -    display play and expense information for player evaluation purposes
        - query the database for players meeting user-specified criteria including demographics, interests and gaming activity.



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         The System will generate player tracking reports substantially of the form as set forth in Exhibit 2.


The Initial Acceptance Test shall be completed by Opening Day.



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                             EXHIBIT A -- SCHEDULE A



                  WIZARD SLOT ACCOUNTING REPRESENTATIVE REPORTS


CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC



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                             EXHIBIT A -- SCHEDULE B



                 PROPHET PLAYER TRACKING REPRESENTATIVE REPORTS

         CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC



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                                    EXHIBIT B
                              FINAL ACCEPTANCE TEST

The System will be deemed to have completed the Final Acceptance Test when the following conditions are met:

1.  MGCB Acceptance has occurred.

2. The System, including without limitation of the foregoing, the Progressive/Lucky Coin software modules and all interfaces, is fully installed, of good and merchantable quality, fit for the Casino's needs and operates as required by the MGCB and substantially in compliance with Acres' representations and the operational and Functional Requirements.

3. The Casino Location staff are sufficiently proficient in using the System, including functions such as:

               --   end of day posting

               --   accounting reports production

               --   adjustments

               --   graphical view system operation

               --   machine movement and reconfiguration

               --   configuration of bonus software parameters

               --   daily reports

4. The System generates in a manner reasonably satisfactory to Customer all of the reports elsewhere in this Agreement described.



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                                    EXHIBIT C
                          SOURCE CODE ESCROW AGREEMENT



This Agreement is effective ________, 1999 among DSI Technology Escrow Services, Inc. ("DSI"), AGI Distribution, Inc., dba Acres Gaming, having a place of business at 7115 Amigo Street, Suite 150, Las Vegas, Nevada 891119 ("Acres") and Detroit Entertainment, LLC, having a place of business at 1922 Cass, Detroit, MI 48226 ("Customer"), who collectively may be referred to in this Agreement as "the parties."

A. Acres and Customer have entered or will enter into a license agreement, development agreement, and/or other agreement regarding certain proprietary technology of Acres (referred to in this Agreement as "the license agreement").

B. Acres desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the proprietary technology of Acres is critical to Customer in the conduct of its business and, therefore, Customer needs access to the proprietary technology under certain limited circumstances.

D. Acres and Customer desire to establish an escrow with DSI to provide for the retention, administration and controlled access of the proprietary technology materials of Acres.

E. The parties desire this Agreement to be supplementary to the license agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).


ARTICLE 1  --  DEPOSITS

1.1 Obligation to Make Deposit. Within (5) business days of the acceptance of this Agreement and five (5) business days following completion of the Initial Acceptance Test and five (5) business days following final MGCB approval, Acres shall deposit with DSI in CD ROM form the following: 1) a fully compatible copy of the Source Code; 2) a fully compiled program; 3) name, version number and a copy of software used to compile Source Code; and 4) a hardcopy listing of all programs on the CD ROM. Such items shall be referred to in this escrow agreement as the "Deposit Materials".

1.2 Identification of Tangible Media. Prior to the delivery of the Deposit Materials to DSI, Acres shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Acres shall complete Attachment B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. The Attachment B must be signed by Acres and delivered to DSI with the Deposit Materials. Unless and until Acres makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.



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1.3 Deposit Inspection. When DSI receives the Deposit Materials and the
Attachment B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on the Attachment B. In addition to the deposit inspection, Customer may elect to cause a verification of the Deposit Materials in accordance with Section 1.6 below.

1.4 Acceptance of Deposit. At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Attachment B, DSI will date and sign the Attachment B and mail a copy thereof to Acres and Customer. If DSI determines that the labeling does not match the item descriptions or quantity on the Attachment B, DSI will (a) note the discrepancies in writing on the Attachment B; (b) date and sign the Attachment B with the exceptions noted; and (c) provide a copy of the Attachment B to Acres and Customer. DSI's acceptance of the deposit occurs upon the signing of the Attachment B by DSI. Delivery of the signed Attachment B to Customer is Customer's notice that the Deposit Materials have been received and accepted by DSI.

1.5     Acres's Representations.  Acres represents as follows:

        a. Acres lawfully possesses all of the Deposit Materials deposited with DSI;

        b. With respect to all of the Deposit Materials, Acres has the right and authority to grant to DSI and Customer the rights as provided in this Agreement;

        c. The Deposit Materials are not subject to any lien or other encumbrance;

        d. The Deposit Materials consist of the proprietary information and other materials identified either in the license agreement or Attachment B, as the case may be; and

        e. The Deposit Materials are readable and useable in their current form or, if the Deposit Materials are encrypted, the decryption tools and decryption keys have also been deposited.

1.6 Verification. Customer shall have the right, at Customer's expense, to cause a verification of any Deposit Materials. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Deposit Materials. If a verification is elected after the Deposit Materials have been delivered to DSI, then only DSI, or at DSI's election an independent person or company selected and supervised by DSI, may perform the verification, and Customer shall be permitted to observe that process.

1.7 Deposit Updates. Acres shall update the Deposit Materials within five (5) business days of each release of a new version or modification of the product which is installed at the MotorCity Casino. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Attachment B and the new Attachment B shall be signed by Acres. Each Attachment B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Attachment B. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any updates.

1.8 Removal of Deposit Materials. The Deposit Materials may be accessed, removed and/or exchanged only on written instructions signed by Acres and Customer, or as otherwise provided in this Agreement.

1.9 Location of Deposit Materials. The Deposit Materials will be vaulted by DSI at ARCUS DATA SECURITY, 1685 South Palm Street, Las Vegas, Nevada 89104.


ARTICLE 2  -- CONFIDENTIALITY AND RECORD KEEPING

2.1 Confidentiality. DSI shall maintain the Deposit Materials in a secure, environmentally safe, locked facility which is accessible only to authorized representatives of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the Deposit Materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, DSI will immediately notify the parties to this Agreement. It shall be the responsibility of Acres and/or Customer to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order. (See Section 7.5 below for notices of requested orders.)

2.2 Status Reports. DSI will issue to Acres and Customer a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

2.3 Audit Rights. During the term of this Agreement, Acres and Customer shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.


ARTICLE 3  -- RELEASE OF DEPOSIT

3.1 Release Conditions. As used in this Agreement, "Release Conditions" shall mean the following:

        a. Acres has availed itself of, or been subjected by any third party to a Chapter 7 or 11 proceeding in bankruptcy in which Acres is the named debtor and such proceedings has not been terminated without prejudice to Customer's rights or interest under the Agreement within (30) days; or

        b. Acres has ceased its on-going business operations or support of the Acres Software; or

        c.     Acres has defaulted in any material obligation to Customer.


3.2 Release Condition Occurs. If Customer determines, in its sole discretion, that a Release Condition has occurred, as described in Section 3.1, Customer may demand delivery of the Deposit Materials. In the event Customer demands delivery of the Deposit Materials, then Customer shall first notify DSI in writing that a Release Condition has occurred and that Customer demands delivery of the Deposit Materials. Customer shall contemporaneously send a copy of such notice to Acres.

3.3 Form and Contents of Notice. Customer's notice and demand for access to the Deposit Materials must be on Customer's letterhead, signed by an officer of the Customer. The notice must include an affidavit, executed by a responsible officer of Customer, which specifies the Release Condition and the basis for the demand.

3.4 DSI Has No Discretion. Upon receipt of the notice from Customer DSI shall be required only to verify that the notice is in the proper form; and that it purports to have been executed and approved by Customer. DSI shall have no obligation to determine independently whether a Release Condition has occurred. DSI shall have no right to refuse to deliver the Deposit Materials to Customer on the grounds that a Release Condition has not occurred.

3.5 Delivery to Customer. Unless otherwise prevented by a Court Order and after five (5) business days of receipt of such release notice from Customer, DSI shall deliver the Deposit Materials to an authorized Customer representative. For purposes of this Agreement, an authorized Customer representative shall be an individual who presents to DSI a letter on Customer's letterhead, approved in writing by Customer's Legal Counsel, authorizing that individual to take delivery of the Deposit Materials on behalf of Customer.

3.6 Right to Use Following Release. Customer shall have the unrestricted right to use, modify, change, alter and exploit the Deposit Materials, which it is permitted to access in accordance with this Agreement. All such rights to the Deposit Materials are limited to use at MotorCity Casino.


ARTICLE 4  --  TERM AND TERMINATION

4.1 Term of Agreement. The initial term of this Agreement is for a period of five (5) years, unless (a) Acres and Customer jointly instruct DSI in writing that the Agreement is terminated; or (b) the Agreement is terminated by DSI for nonpayment in accordance with Section 5.2.

4.2 Termination for Nonpayment. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one month of the date of such notice, then DSI shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

4.3 Disposition of Deposit Materials Upon Termination. Upon termination of this Agreement, DSI shall destroy, return, or otherwise deliver the Deposit Materials in accordance with instructions. If there are no instructions, DSI may, at its sole discretion, destroy the Deposit Materials or return them to Acres.

4.4 Survival of Terms Following Termination. Upon termination of this Agreement, the following provisions of this Agreement shall survive:

        a.     Acres's Representations (Section 1.5);

        b. The obligations of confidentiality with respect to the Deposit Materials;

        c. The rights granted in the section entitled Right to Use Following Release (Section 3.6), if a release of the Deposit Materials has occurred prior to termination;

        d.     Customer's obligation to pay DSI any fees and expenses due;

        e.     The provisions of Article 6; and

        f. Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.

ARTICLE 5  --  DSI'S FEES

5.1 Fee Schedule. Customer shall be responsible for any and all fees due and payable to DSI for DSI's performance of duties under this Agreement. Fees for the services provided hereunder are $3,200 for the first year and $1,650 for each renewal year thereafter. DSI shall notify the party responsible for payment of DSI's fees at least 90 days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

5.2 Payment Terms. DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI are paid in full. Fees are due upon receipt of a signed contract or receipt of the Deposit Materials whichever is earliest. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 4.2. Late fees on past due amounts shall accrue interest at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.


ARTICLE 6  --  LIABILITY AND DISPUTES

6.1 Right to Rely on Instructions. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

6.2 Indemnification. DSI shall be responsible to perform its obligations under this Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided DSI has acted in the manner stated in the preceding sentence, Acres and Customer each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by DSI relating in any way to this escrow arrangement.

6.3 Dispute Resolution. Any dispute relating to or arising from this Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Unless otherwise agreed by Acres and Customer, arbitration will take place in Las Vegas, Nevada, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

6.4 Controlling Law. This Agreement is to be governed and construed in accordance with the laws of the State of Nevada, without regard to its conflict of law provisions.

6.5 Notice of Requested Order. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:

        a.     Give DSI at least two business days' prior notice of the hearing;

        b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

        c. Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Deposit Materials if DSI may need to retain the original in its possession to fulfill any of its other duties.


ARTICLE 7  --  GENERAL PROVISIONS

7.1 Entire Agreement. This Agreement, which includes the Attachments described herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. DSI is not a party to the license agreement between Acres and Customer and has no knowledge of any of the terms or provisions of any such license agreement. DSI's only obligations to Acres or Customer are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Attachment B need not be signed by Customer and Attachment A need not be signed.

7.2 Notices. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Attachment A. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications shall be delivered by facsimile and confirmed by First Class mail.

7.3 Severability. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

7.4 Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Acres or Customer unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

7.5 Regulations. Acres and Customer are responsible for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.

Acres                                        Customer

By: _______________________________          By: _______________________________

Name:______________________________          Name:______________________________

Title:_____________________________          Title:_____________________________

Date:______________________________          Date:______________________________

                       Data Securities International, Inc.

                      By:________________________________

                      Name:______________________________

                      Title:_____________________________

                      Date:______________________________

                            EXHIBIT C -- ATTACHMENT A

                               DESIGNATED CONTACT

                      Account Number ______________________

---------------------------------------------------------------------------------------
Notices, deposit material returns and
communications to Acres                           Invoices to Acres should be
should be addressed to:                           addressed to:
---------------------------------------------------------------------------------------
Company Name: Acres Gaming Incorporated           Acres Gaming, Inc.
ADDRESS: 7115 Amigo Street, Suite 150             Attn:  Accounts Payable
         Las Vegas, Nevada  89119                        7115 Amigo Street, Suite 150
                                                         Las Vegas, Nevada  89119
Designated Contact: General Counsel
Telephone:  (702) 914-5511                        Contact: Controller
Facsimile:   (702) 263-7595
                                                  P.O.#, IF REQUIRED:  N/A

---------------------------------------------------------------------------------------
Notices and communications to                     Invoices to Customer
Customer should be addressed to:                  should be addressed to:
---------------------------------------------------------------------------------------

Company Name: Detroit Entertainment,L.L.C.
Address: 1922 Cass, Detroit, MI  48226

Designated Contact: Legal Counsel
Telephone: (313) 237-5295                         Contact:
Facsimile: (313) 237-7721
                                                  P.O.#, IF REQUIRED:_____________________

Requests from Acres or Customer to change the designated contact should be given in writing by the designated contact or an authorized employee of Acres or Customer.


---------------------------------------------------------------------------------------
Contracts, Deposit Materials and notices to       Invoice inquiries and fee remittances
DSI should be addressed to:                       to DSI should be addressed to:
---------------------------------------------------------------------------------------

DSI                                               DSI
Contract Administration                           Accounts Receivable
Suite 200                                         Suite 1450
9555 Chesapeake Drive                             425 California Street
San Diego, CA 92123                               San Francisco, CA 94104

Telephone:  (619) 694-1900                        (415) 398-7900
Facsimile:    (619) 694-1919                      (415) 398-7914

Date:_________________________________

                            EXHIBIT C -- ATTACHMENT B

                        DESCRIPTION OF DEPOSIT MATERIALS

Company Name ___________________________________________________________________

Account Number _________________________________________________________________

Product Name_____________________________________________Version________________
(Product Name will appear on Account History report)

DEPOSIT MATERIAL DESCRIPTION:
Quantity       Media Type & Size                 Label Description of Each
                                                       Separate Item
                                            (Please use other side if additional
                                                     space is needed)

________       Disk 3.5" or ____
________       DAT tape ____mm
________       CD-ROM
________       Data cartridge tape ____
________       TK 70 or ____ tape
________       Magnetic tape ____
________       Documentation
________       Other ______________________

PRODUCT DESCRIPTION:
Operating System________________________________________________________________
Hardware Platform_______________________________________________________________

DEPOSIT COPYING INFORMATION:
Is the media encrypted?  Yes / No   If yes, please include any passwords and the
decryption tools.
Encryption tool name____________________________________ Version________________

Hardware required_______________________________________________________________
Software required_______________________________________________________________

I certify for ACRES that the above described
__________________________________DSI has inspected and accepted the above Deposit Materials have been transmitted to DSI: materials (any exceptions are noted above):

Signature__________________________          Signature__________________________
Print Name_________________________          Print Name_________________________
Date_______________________________          Date Accepted______________________
                                             Attachment B#______________________

Send materials to: DSI, 9555 Chesapeake Dr. #200, San Diego, CA 92123
                                                                  (619) 694-1900

                                    EXHIBIT D
                      FUNCTIONAL REQUIREMENTS SPECIFICATION



         CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC

                                    EXHIBIT E
                                CUSTOMER HARDWARE


----------------------------------------------------------------------------------------------------------
STATION NAME           EQUIPMENT                                      MISC.
----------------------------------------------------------------------------------------------------------

JP Fill Station        IBM 4695
                                                                Power Supply
                                                                Mag Reader
                                                                Key Board (Qtronix Scorpius 83)
                                                                Cat5 Patch cable
                       Epson TMU200B
                                                                R232 cable 9 to
                                                                25
                       HP 2100NT (dual tray)
                                                                Parallel Printer Cable
                                                                Electronic A/B switch
                                                                2 ea.  External floppy drives per Casino

Attendant Station      IBM 4695
                                                                Power Supply
                                                                Mag Reader
                                                                Key Board (Qtronix Scorpius 83)
                                                                Cat5 Patch cable
                       Metrol Logic Scanner
                                                                RS232 cable 9 to
9 Str.
                       Neuron CT891 Card reader/encoder
                                                                RS 232 Cable 9 to 9 Null
Soft Count Station      Dell
Primary Station
                                                                Cat5 Patch cable
                       Glory GFR
                                                                RS 232 Cable 9 to 25
                       Panasonic Dot Matrix Printer
                                                                Parrallel Printer Cable
                       Dolfin bar code scanner
                                                                RS232 cable 9 to
9 Str.

Accounting Work         Dell                                    For equipment and machine lables
Station
                                                                Cat5 Patch cable
                       Pressiza  Bar Code Lable maker
                                                                RS 232 Cable 9 to 9 Null

----------------------------------------------------------------------------------------------------------
STATION NAME           EQUIPMENT                                      MISC.
----------------------------------------------------------------------------------------------------------
Hard Count             Dell
                                                                Cat5 Patch cable
                       Toledo Coin Counter
                                                                R232 cable 9 to 25

Soft Count Secondary   Dell
Station
                                                                Cat5 Patch cable
                       Hand Held Products Dolphin station
                                                                RS232 cable 9 to 9 Str.

                       Dolphins                                 One per drop crew

----------------------------------------------------------------------------------------------------------
Club Work Station      Dell
                                                                keyboards
                                                                Monitors
                                                                Mouse kit
                                                                Cat5 Patch cable
                                                                PS2 Extension Cables
                       Neuron Card Reader - FT-770-1R-0101
                                                                R232 cable 9 to 25
                       HP 2100NT (dual tray)
                       Boca Systems Ticket printer - TCC
                       Mag 41
                                                                Parallel Printer Cable
                       Card Embosser Connection (Jet Direct)
                                                                (As Required)
Event Monitor          Dell
                                                                Cat5 Patch cable
                       OKI Data 321
                                                                Parallel Printer Cable

Merlin Work Station    HP LC3 or Dell equivelant.
                                                                Cat5 Patch cable
                       Color printer and or plotter
                                                                Parallel Printer Cable
Paging System          Dell
                                                                Cat5 Patch cable
                       Zetron Paging Encoder( #640)
                       GM300 Transmitter
                       Advisor Gold UHF Pagers
                       Power Supply
                       Cabinet
                       Antenna Design
----------------------------------------------------------------------------------------------------------

                                    EXHIBIT F
                        DESIGNATION OF GAME MANUFACTURERS

The Game manufacturers Customer designated below are to be supplied by Acres with all information and equipment they require to equip their Game(s) to be compliant with System requirements:

        1.     International Game Technology (IGT)
        2.     WMS Gaming, Inc.
        3.     Casino Data Systems (CDS)
        4.     Sigma Games
        5.     Silicon Gaming, Inc.
        6.     Atronic Game Technology
        7.     Mikohn Gaming Corp.

                                    EXHIBIT G
                       END-USER SOFTWARE LICENSE AGREEMENT

        This End-User Software License Agreement ("Agreement") is made effective on the date last signed below between AGI Distribution, Inc., dba Acres Gaming, a Nevada corporation, having an office at 7115 Amigo Street, Suite 150, Las Vegas, Nevada 89119 ("Licensor") and , Detroit Entertainment, L.L.C. having an office at 1922 Cass, Detroit, MI 48226 ("Licensee").

        1. LICENSE

        (a) In accordance with the terms herein, Licensor grants to Licensee, and Licensee accepts from Licensor, a perpetual non-exclusive and non-transferable license to use Licensor's software and firmware as provided under an Equipment Sale Agreement and/or Amended Equipment Sale Agreement. A description of the software and firmware is attached as Schedule A (the "Software").

        (b) The Software shall be used only on equipment and at the temporary location identified in Schedule B. Licensee shall have the right to make a one time transfer of this license to a permanent site to be designated by Licensee. Upon transfer of the license, Licensee's license at the temporary location shall terminate. The Software shall be used only for Licensee's own business, which includes operating gaming devices for the benefit of its customers and clients. Licensee shall not: (1) permit any third party to use the Software, or (2) use the Software for any purpose other than in connection with operating gaming devices.

        2. DESCRIPTION OF OTHER RIGHTS AND LIMITATIONS

        (a) Licensee may not reverse engineer, decompile, or disassemble the Software, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation.

        (b) Licensee must maintain all copyright notices on all copies of the Software.

        (c) Licensee may not distribute copies of the Software to third parties.

        3. NO ROYALTY

        The license granted herein is granted by Licensor pursuant to the Equipment Sale Agreement and/or Amended Equipment Sale Agreement between Licensor and Licensee and is granted in consideration of such agreements. No further license fee or royalty shall be payable to Licensor by Licensee.

        4. TITLE TO SOFTWARE, CONFIDENTIALITY

        The Software and all programs developed hereunder and all copies thereof are proprietary to Licensor and title thereto remains in Licensor. All applicable rights to patents, copyrights, trademarks and trade secrets in the Software are and shall remain in Licensor. Licensee shall not sell, transfer, publish, disclose, display or otherwise make available the Software or copies thereof to others. Licensee agrees to secure and protect each module, software product, documentation and copies thereof in a manner consistent with the maintenance of Licensor's rights therein and to take appropriate action by instruction or agreement with its employees or consultants who are permitted access to the Software product to satisfy its obligations hereunder. All copies made by the Licensee of the Software are the property of Licensor. Violation of any material provision of this paragraph shall be the basis for immediate termination of this License Agreement.

        5.  SOURCE CODE ESCROW

        Pursuant to the Source Code Escrow Agreement (the "Escrow Agreement") entered into by Licensor, Licensee and an escrow agent (Exhibit C of the Amended Equipment Sale Agreement), Licensor has placed, or will place, certain Software source code ("Source Code") in escrow. Should the Source Code be delivered to Licensee as provided by the Escrow Agreement, Licensor will be deemed to have granted Licensee a perpetual, non-exclusive license to possess and use the Source Code solely for the purpose of supporting and maintaining the Software. Licensee shall in all respects treat Source Code as licensed Software pursuant to the terms of this End-User Software License Agreement.

        6.  TERMINATION

        (a) Licensor shall have the right to terminate this Agreement and license(s) granted herein: (i) Upon ten days' written notice in the event that Licensee, its officers or employees violates any material provision of this Agreement, and (ii) in the event Licensee (A) terminates its business; (B) becomes subject to any bankruptcy or insolvency proceeding under Federal or state statute or (C) becomes insolvent or becomes subject to direct control by a trustee, receiver or similar authority.

        (b) In the event of termination by reason of the Licensee's failure to comply with any material part of this Agreement, or upon any act which shall give rise to Licensor's right to terminate, Licensor shall have the right, at any time, to terminate the license(s) and take immediate possession of the Software and documentation and all copies wherever located, without demand or notice. Within five (5) days after termination of the license(s), Licensee will return to Licensor the Software in the form provided by Licensor or as modified by the Licensee, or upon request by Licensor destroy the Software and all copies, and certify in writing that they have been destroyed. Termination under this paragraph shall not relieve Licensee of its obligations regarding confidentiality of the Software.

        (c) Without limiting any of the above provisions, in the event of termination as a result of the Licensee's failure to comply with any of its material obligations under this Agreement, the Licensee shall continue to be obligated for any payments due. Termination of the license(s) shall be in addition to and not in lieu of any equitable remedies available to Licensor.

        7.  LICENSED LOCATION(s)

        Use of the Software by the Licensee at any location other than those described above in Article 1 shall be the basis for immediate termination of this Agreement. Termination of the Agreement shall be in addition to, and not in lieu of, any equitable remedies available to Licensor.

        8.  GENERAL PROVISIONS

        (a) Notice. Any notice, request, demand, or other communication that is required or permitted under this Agreement shall be deemed properly given if it is deposited in the U.S. mail, certified, return, receipt requested, postage prepaid, properly addressed to the respective addresses as set forth above.

        (b) Attorneys' Fees. If either party brings any legal action or other proceeding for breach of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs.

        (c) Divisibility. If any provision of this Agreement is found to be prohibited by law and invalid, or for any other reason if any provision is held to be unenforceable, in whole or in part, such provision shall be ineffective to the extent of the prohibition or unenforecability without invalidating or having any other adverse effect upon any other provision of this Agreement.

        (d) Entire Agreement. This agreement, including the documents and the instruments referred to herein, constitutes the entire agreement between the parties relating to its subject matter and supersedes all prior or contemporaneous negotiations or agreements, whether oral or written, relating to the subject matter hereof. No extension, modification or amendment of this agreement shall be binding upon a party unless such extension, modification or amendment is set forth in a written instrument, which is executed and delivered on behalf of such party.

        (e) Assignment. Neither party may assign this Agreement except to a successor company or as part of the sale of substantially all of its assets.

        In Witness Whereof, the parties hereto have duly executed this agreement, including the Exhibits attached hereto and incorporated herein by reference, as of the date last signed below.

AGI DISTRIBUTION, INC.                       DETROIT ENTERTAINMENT, L.L.C.

By:  ______________________________          By:  ______________________________
Title:  ___________________________          Title:  ___________________________
Date: _____________________________          Date:  ____________________________

                             EXHIBIT G -- SCHEDULE A
                             DESCRIPTION OF SOFTWARE


                             Progressive/Lucky Coin(TM)

                             Accounting Database & Reports

                             Security & Exception Messaging

                             Mapping & Analysis

                             Player Tracking Software

                             Spintek Accusystem Interface

                             Mikohn Pit Track Interface

                             Info Genesis Interface

                             EXHIBIT G -- SCHEDULE B
                               LICENSED LOCATIONS

                             MotorCity Casino
                             2901 Grand River
                             Detroit, Michigan 48201

                                    EXHIBIT H
                      END-USER TRADEMARK LICENSE AGREEMENT

        THIS AGREEMENT, effective as of the date last written below, by and between Acres Gaming Incorporated, a corporation organized under the laws of Nevada and having an office at 7115 Amigo Street, Suite 150, Las Vegas, Nevada 89119 (hereinafter referred to as "Licensor"), and Detroit Entertainment, L.L.C. and having at office at 1922 Cass, Detroit, MI 48226 (hereinafter referred to as "Licensee").

        Licensor has rights to the trademark, name, character, symbol, design, likeness, and visual representations set forth in Schedule A which trademarks, names, characters, symbols, designs, likenesses, and visual representations are hereinafter referred to as the "Property." Licensee desires a license to utilize the Property in connection with the operation of a casino. Accordingly, in consideration of the mutual promises herein contained, it is mutually agreed as follows:

        1.     LICENSE

        (a) In accordance with the terms herein, Licensor grants to Licensee a perpetual, non-exclusive and non-transferable license to utilize the Property, only at the temporary location identified in Schedule B (the "Territory"), to advertise and promote operation of a casino subject to Licensor's approval as provided in subparagraphs 3(b) and 3(d) hereof. Licensee shall have the right to make a one time transfer of this license to a permanent site to be designated by Licensee. Upon transfer, Licensee's license at the temporary location shall terminate.

        (b) The license hereby granted extends only to operation of a casino. Licensee shall not make, or authorize, any use, direct or indirect, of the Property in connection with any other goods or services.

        2.     NO ROYALTIES

        The license granted herein is granted by Licensor pursuant to the Equipment Sale Agreement and/or Amended Equipment Sale Agreement between Licensor and Licensee, executed in connection herewith, and is granted in consideration of such agreements. No further license fee or royalty shall be payable to Licensor by Licensee.

        3.     LICENSOR'S RIGHTS OF APPROVAL AND QUALITY CONTROL

        (a) Licensee represents, warrants, covenants, and agrees that it will use the Property in a manner designed to protect and enhance the reputation and integrity of the Property and the good will associated therewith, and Licensor reserves all rights of approval which are necessary to achieve this result.

        (b) Licensee agrees to use only those tags, labels, imprints, and other devices, and only the format or formats and design or designs of the Property which Licensor shall first authorize and approve in writing. Licensor shall have the right to restrict the use of a particular design or format of the Property to a particular use, within the scope of this Agreement, and require that said format or design of the Property be put to no other use.

        (c) Licensee agrees to affix to any format, design, carton, container or other packaging or wrapping, or advertising, promotion, or display material which employs any of the Property such notice or notices of trademark or copyright as are reasonably requested by

Licensor. Such material shall not be included on the Player Tracking card or on the lexan overlay on the slot machine.

        (d) Licensee agrees that that the Property shall be used only on displays and advertising and other promotional materials for the games, bonuses and features implemented by Licensor's computer software running on a network connected to gaming devices in Licensee's casinos.

        4.     PROTECTION OF LICENSOR'S RIGHTS

        (a) Licensor may, in its discretion, file applications for trademark registration or may take other action which it deems necessary to protect its rights. Such action shall be taken at Licensor's sole expense, and Licensee agrees to cooperate with and assist Licensor, at Licensor's expense, as required to obtain such protection.

        (b) Licensee agrees to assist Licensor to the extent necessary to protect any of Licensor's rights in the Property, and Licensor, if it so desires, may commence or prosecute any claims or suits in its own name or in the name of Licensee or join Licensee as a party thereto. Licensee shall notify Licensor in writing of any infringements of the Property which may come to Licensee's attention, and Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements or imitations. Licensee shall not institute any suit or take any action on account of any such infringements or imitations without first obtaining the written consent of the Licensor to do so.

        (c) Licensee shall not use the Property or any portion thereof with or in connection with a name or trademark of any other party such as to create the impression that any trademark or property rights of Licensor are related to any such rights of a third party, including Licensee.

        5.     WARRANTY AND INDEMNIFICATION

        (a) Licensor represents and warrants that it has the full power and authority to enter into this Agreement and that the execution and delivery thereof will not result in a violation of, or breach under, any agreement to which Licensor is a party or by which Licensor may be bound. Licensor agrees to indemnify and hold harmless Licensee, its members, employees, successors, and assignes against any claims or suits arising out of a breach or alleged breach of the foregoing warranty, provided that prompt notice is given to Licensor of any such claim or suit and provided, further, that Licensor shall have the option to undertake and conduct the defense of any such suit and no settlement of any such claim or suit is made without the prior written consent of Licensor.

        (b) Licensee represents and warrants that Licensee has the full power and authority to enter into and perform this Agreement, that there is no contract, agreement, or understanding with any other person, firm, or corporation which would interfere with the obligations assumed by Licensee hereunder. Licensee agrees to indemnify and hold harmless Licensor, its employees, officers, directors, stockholders, licensees, successors, and assigns, from and against any and all losses, damages, costs, and expenses, including the legal fees and expenses incident thereto, arising from any suit, claim or demand based upon any breach or alleged breach of the warranties contained in this paragraph.

        6.     SOLE AND EXCLUSIVE OWNERSHIP

        Licensee acknowledges that is not acquiring any ownership rights in the Property under this Agreement.

        7.     TERMINATION

        (a) This Agreement shall be automatically and immediately terminated if any one or more of the following events occur:

               (i) the filing of a voluntary or involuntary petition in Bankruptcy with respect to Licensee;

               (ii) the execution by Licensee of an assignment for the benefit of creditors or a composition with creditors;

               (iii) the insolvency (as that term is defined under the Federal Laws of Bankruptcy) of Licensee; or

               (iv) the appointment of a receiver of Licensee or any of its property.

        (b) If Licensee breaches any of the material terms and conditions of this Agreement, including but not limited to its obligations under paragraph 3, then, in such event, Licensor may, at its option, terminate this Agreement on thirty (30) days' prior written notice to Licensee. If Licensee, within that time, shall have removed the cause or causes of termination to the reasonable satisfaction of Licensor, Licensor shall rescind, in writing, its notice of termination.

        (c) The obligations assumed by Licensee in paragraphs 5 and 6 shall survive any termination or cancellation of this Agreement.

        8.     PROMOTIONAL MATERIAL

        In all cases where Licensee desires artwork involving operation of a casino which is the subject of this Agreement to be executed, the cost of such artwork and the time for the production thereof shall be borne by Licensee. All artwork and designs involving the Property, or any reproduction thereof, shall, notwithstanding their creation or use by Licensee, be and remain the property of Licensor, and Licensor shall be entitled to use the same and to license the use of the same by others.

        9.     EFFECT OF TERMINATION OR EXPIRATION

        Upon and after the expiration or termination of this Agreement, all rights granted to Licensee hereunder shall forthwith revert to Licensor, and Licensor shall be free to license others to use the Property, or any of them, in connection with the manufacture, sale, and distribution of the casino services covered hereby and Licensee will refrain from further use of the Property.

        10.    GENERAL PROVISIONS

        (a) Notice. Any notice, request, demand, or other communication that is required or permitted under this Agreement shall be deemed properly given if it is deposited in the U.S. mail, certified, return receipt requested, postage prepaid, properly addressed to the respective addresses as set forth above.

        (b) Governing Law. This Agreement shall be governed by the and construed in accordance with the substantive law of the state of Nevada, without giving effect to any conflicts or choice of laws principles that otherwise might be applicable.

        (c) Forum Designation. Any suit brought by either party against the other party for claims arising out of this Agreement shall be brought in the United States Court for the District of Nevada, or in the event that that court lacks jurisdiction to hear the claim, in any Nevada state court. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum.

        (d) Attorneys' Fees. If either party brings any legal action or other proceeding for breach of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs.

        (e) Divisibility. If any provision of this Agreement is found to be prohibited by law and invalid, or for any other reason if any provision is held to be unenforceable, in whole or in part, such provision shall be ineffective to the extent of the prohibition or unenforecability without invalidating or having any other adverse effect upon any other provision of this Agreement.

        (f) Entire Agreement. This Agreement, including the documents and the instruments referred to herein, constitutes the entire agreement between the parties relating to its subject matter and supersedes all prior or contemporaneous negotiations or agreements, whether oral or written, relating to the subject matter hereof. No extension, modification or amendment of this Agreement shall be binding upon a party unless such extension, modification or amendment is set forth in a written instrument, which is executed and delivered on behalf of such party.

        In Witness Whereof, the parties hereto have duly executed this Agreement, including the Exhibits attached hereto and incorporated herein by reference, as of the date last signed below.

ACRES GAMING INCORPORATED                    DETROIT ENTERTAINMENT, L.L.C.

By:  ______________________________          By:  ______________________________
Title: ____________________________          Title: ____________________________
Date: _____________________________          Date: _____________________________

                             EXHIBIT H -- SCHEDULE A
                                LICENSED PROPERTY

                      ACRES(TM)

                      ACRES(TM) and design

                      LUCKY COIN(TM)

                             EXHIBIT H -- SCHEDULE B
                                LICENSED LOCATION


                                MotorCity Casino
                                2901 Grand River
                                Detroit, MI  48201

                                    EXHIBIT I
                           STANDARD MICHIGAN LANGUAGE

           1. This Agreement is subject to review by the Michigan Gaming Control Board ("Board") for compliance with the Michigan Gaming Control and Revenue Act, MCL 432.201, et. seq., as amended, supplemented, or construed, and the rules, regulations and orders promulgated pursuant thereto, plus other such requirements, if any, as are imposed by the Board (collectively, the "MGCB Requirements"). Because the Board currently requires inclusion of the following language in every contract that Detroit Entertainment signs, the following language, to the extent applicable, is made a part of the Agreement (with the term "contract" referring to the Agreement, the terms "Applicant" and "Licensee" referring to Detroit Entertainment, and the term "Contractor" referring to Vendor):

               (a) Upon execution of this contract and in accordance with the Michigan Gaming Control and Revenue Act ("Act") MCL 432.201, et. seq., and the rules promulgated pursuant thereto ("Rules", as well as Michigan Gaming Control Board ("Board") orders and regulations, the Contractor shall cooperate with the Applicant or Licensee and its designees and provide information on an as needed basis, directly or, if so directed by the Applicant or Licensee, through the Applicant or Licensee to representatives of the Board regarding this contract and its implementation. In addition, the Contractor shall allow the Board or its representatives on an as needed basis, to inspect the books and records of the Contractor regarding this contract.

               (b) The Contractor and any and all subcontractors shall adhere to and comply with the following:

                      (i) The Act and the Rules, orders and regulations of the Board issued and to be issued thereunder, as may hereafter be amended, supplemented or construed. The Contractor further acknowledges that the Act imposes and will continue to impose requirements upon the Contractor, and any and all subcontractors, and the Applicant or Licensee, and may call for the submission and approval of this contract by the Board or its designees.

                      (ii) Any and all requirements imposed upon each of them by the Act and the Board, including, but not limited to, any licensing, notification, disclosure, or registration requirements imposed thereby. The Contractor and all subcontractors shall assist the Applicant or Licensee in complying with any requirements imposed on the Applicant or Licensee by the Act or Board by reason of the project or work contemplated hereunder.

                      (iii) All applicable federal, state, county, city, local or other statues, ordinances, rules and regulations and other laws including, but not limited to, the aforesaid statutes and administrative rules and regulations.

               (c) The Contractor shall supervise and oversee compliance with the requirements of the Act by the Contractor and by each of the Contractor's associates, employees, consultants and all persons, contractors, subcontractors and any other consultants and engineers retained by the Contractor in connection with the Project (as defined below). The Contractor shall prepare such reports as shall be required by the Board.

                (d) The Contractor shall qualify to do business and obtain such license, identification number, registration and other permits as may be required for the performance of the services required to be performed by the Contractor under this contract.

               (e) This contract shall be subject to review by the Board for compliance with the Act and Rules and is subject to termination if so ordered by said Board. If the Board should disapprove of or order termination of this contract by reason of finding that the Contractor or any person associated with the Contractor, or any of their affiliated companies, is unsuitable or is otherwise prohibited from doing business with Applicants or Licensees, neither the Applicant or Licensee, nor any of its members, partners, shareholders, officers, directors, or employees, shall be liable in any way to the Contractor by reason of such disapproval or termination.

               (f) If the Board should disapprove of or order termination of this contract by reason of finding that the Applicant or Licensee or any person associated with the Applicant or Licensee or any of their affiliated companies, is unsuitable or is otherwise prohibited from doing business with Applicants or Licensee, said parties shall not be liable in any way for any consequences, losses or damage suffered or incurred by the Contractor by reason of such disapproval or termination.

               (g) Detroit Entertainment is entitled to terminate this contract if the Board determines that this contract does not comply with the Act or the MGCB Requirements.


           2. Detroit Entertainment is also required by agreement with the City of Detroit to include in its contracts certain other provisions. Accordingly, to the extent applicable, Vendor further agrees as follows:

               (a) Vendor agrees to use its best efforts in a manner consistent with City of Detroit Executive Order 4 to purchase at least 30% of goods, services and supplies purchased for this Project (as defined below) from vendors who meet the definition of "Detroit-Based Businesses", "Detroit Resident Businesses", "Small Business Concerns", "Minority Owned Businesses" and "Women Owned Businesses" at the time the contract is awarded. Further, Vendor agrees to work to achieve higher participation, if possible. Vendor agrees that it will maintain appropriate records and will require each of its subcontractors to maintain appropriate records to permit confirmation of compliance with the provisions of this paragraph.

               (b) Vendor and its subcontractors shall comply with all licensing requirements established by the City of Detroit, the County of Wayne and the State of Michigan including, but not limited to, the licensing requirements established by the Act and the Rules. In furtherance thereof, Vendor expressly acknowledges that the ability of Vendor and its subcontractors to obtain licensure in Michigan is contingent upon such parties' key persons (as those terms are defined under applicable Michigan law, rules and regulations) meeting applicable licensing standards and otherwise complying with all applicable laws, rules, regulations and restrictions. Vendor shall do all things necessary (including complying with any licensing, notification, disclosure or registration requirements) and shall cooperate in all respects to allow compliance with the applicable laws, rules, regulations and restrictions.

               (c) Vendor agrees to perform its services in a manner which is consistent with and in full compliance with the terms and conditions of the March 12, 1998 Development Agreement entered into by and among the City of Detroit, The Economic Development Corporation of the City of Detroit and Detroit Entertainment, as amended from time to time. In furtherance thereof, Vendor agrees to include in all of its contracts relating to Detroit Entertainment's business ("Project") a provision requiring its subcontractors to perform services in a manner which is consistent with and in full compliance with the terms and conditions of the March 12, 1998 Development Agreement entered into by and among the City of Detroit, The Economic Development Corporation of the City of Detroit and Detroit Entertainment, L.L.C., as amended from time to time.

               (d) In the event that any provision of this Agreement is determined to be inconsistent with the requirements of the March 12, 1998 Development Agreement entered into by and among the City of Detroit, The Economic Development Corporation of the City of Detroit and Detroit Entertainment, as amended from time to time, the Act, the Rules and/or any other applicable law, rule or regulation, then the provisions of the Development Agreement and/or the applicable law, rule or regulation shall prevail and this Agreement shall be interpreted and enforced accordingly.

               (e) Vendor shall include the following in all of its contracts regarding the Project: In the event that the Board does not approve this contract, where approval is required, and/or requests or requires that this contract be terminated, then this contract shall immediately terminate.

               (f) Vendor expressly acknowledges that this Project is subject to comprehensive statutory, regulatory and contractual requirements. The failure of Vendor and/or any of Vendor's subcontractors to comply with said comprehensive statutory, regulatory and contractual requirements, all of which are hereby expressly incorporated herein as a part hereof as though fully set forth herein, may result in a termination of this Agreement and Vendor acknowledges and agrees to this condition and restriction. All of Vendor's contracts on this Project shall contain a like contract provision which is consistent with the provisions of this paragraph.

               (g) If this Agreement constitutes a construction contract, then the following provisions are included to the extent applicable:

                      (1) Vendor agrees (a) that the rates, wages and fringe benefits that Vendor and its subcontractors pay to each class of employees on this Project shall not be less than the wage and fringe benefit rates prevailing in the City of Detroit as established by the most recent survey by the Michigan Department of Labor for prevailing wages determined under Act 166, P.A. 1965 (Act 166 P.A. 1965, MCLA 408.551 et seq., MSA 17.256(a) et seq.) and (b) to the extent applicable, to comply with the provisions of the Davis-Bacon Act (40 U.S.C. 276a et seq. (1997). In furtherance thereof, Vendor agrees to hire subcontractors (including materials suppliers) who agree (a) to include in their construction contracts an express term that the rates, wages and fringe benefits that the subcontractor and each of its subcontractors pay to each class of employees on this Project shall not be less than the wage and fringe benefit rates prevailing in the City of Detroit as established by the most recent survey by the Michigan Department of Labor for prevailing wages determined under Act 166, P.A. 1965 (Act 166 P.A. 1965, MCLA 408.551 et seq., MSA 17.256(a) et seq.) and, (b) to the extent applicable, to comply with the provisions of the Davis-Bacon Act, 40 U.S.C. 276a et seq. (1997).

                      (2) Vendor agrees to commit to the goal of maximizing, to the greatest extent possible, the number of Detroit resident apprentices who advance to journeyman status by agreeing to, and by requiring Vendor's subcontractor(s) to agree to utilize to the greatest extent possible unions that do or will operate apprentice programs on the Project that are open to all Detroit residents.

                      (3) Vendor agrees to implement an equal opportunity employment plan which is a voluntary plan for the employment, recruitment, training and upgrading of women and minorities which conforms to all applicable laws and which is consistent with Executive Order 22 of the City of Detroit. Vendor agrees to require each of its subcontractor(s) and their subcontractors to implement an equal employment plan consistent with the provisions of this paragraph.

               3. Vendor represents and warrants that all goods furnished hereunder, whether supplied by Vendor or by someone else, will
               (1) be new and of first quality, (2) be free from defects in materials and workmanship, (3) conform to the specifications supplied by Detroit Entertainment, (4) be free from design and specification defects, whether or not manufactured to Vendor's specifications, (5) be fit for the purpose for which intended,
               (6) be of merchantable quality and fit and safe for consumer use,
               (7) be free and clear of all liens and encumbrances at the time of shipment, (8) be "Y2K Compliant" as described below. For purposes of this Addendum, a device (software application, computer hardware, embedded chip, etc.) that is Year 2000 compliant ("Y2K Compliant") accurately processes date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the 20th and 21st centuries, and the years 1999 and 2000, and accurately performs leap year calculations for the year 2000 and into the 21st century. In addition:

           - The device shall not end operation abnormally or provide invalid or incorrect results as a result of processing date data.

           - No acceptable value for current date shall cause interruptions in normal operations of systems using the device.

           - All manipulations of time-related data (dates, duration, days of week, etc.) shall produce the desired results for all valid date values within the operational date range specified for the device.

           - Date elements in interfaces and data storage for the device shall permit specifying century to eliminate date ambiguity.

           For any date element represented without a century value, the device shall unambiguously determine the correct century for all manipulations involving that element. In addition interface documentation clearly describes how the correct century value is determined.

        The device shall accurately process date/time data with other Year 2000 compliant devices whenever such data is exchanged in accordance with the device's documented interface specification.

                                    EXHIBIT J
                             ACRES SUPPLIED PRODUCTS


  QUANTITY                DESCRIPTION                 UNIT PRICE          AMOUNT

HARDWARE

            1 Translator                                   *
            1 Concentrator                                 *
            3 Bonus Servers                                *
            1 Configuration Work Station                   *
            1 Accounting Data Base & Server                *
            1 Player Tracking Data Base & Server           *
            2 Libretto Diagnostic Computers                *


SOFTWARE
         2628 Progressives/Lucky Coin                     **                **
            1 Accounting System & Server                  **                **
            1 Player Tracking Software                    **                **
            1 Security & Exception Messaging              **                **
            1 Mapping and Analysis                        **                **
            1 Spintek Interface                           **                **
            1 Mikohn Interface                            **                **
            1 Installation and Training                   **                **
            1 Info Genesis Interface                      **                **


              TOTAL                                                  1,304,790

          * Price of these components included in the Game Hardware Agreement


        **CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC



                                     Page 1